--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                            DATED AS OF JUNE 14, 1999

                                      AMONG

                          CADENCE DESIGN SYSTEMS, INC.,

                                   ORCAD, INC.

                                       AND

                          CDSI ACQUISITION CORPORATION

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1.          THE TENDER OFFER.....................................................................2
         Section 1.1.         The Offer..................................................................2
         Section 1.2.         Company Action.............................................................4
         Section 1.3.         Directors..................................................................5

ARTICLE 2           THE MERGER...........................................................................6
         Section 2.1.         The Merger.................................................................6
         Section 2.2.         Effective Time.............................................................6
         Section 2.3.         Closing of the Merger......................................................7
         Section 2.4.         Effects of the Merger......................................................7
         Section 2.5.         Certificate of Incorporation and Bylaws....................................7
         Section 2.6.         Directors..................................................................7
         Section 2.7.         Officers...................................................................7
         Section 2.8.         Conversion of Shares.......................................................7
         Section 2.9.         Dissent and Appraisal Rights...............................................8
         Section 2.10.        Exchange of Certificates...................................................9
         Section 2.11.        Stock Options.............................................................10
         Section 2.12.        The Stock Purchase Plan...................................................11

ARTICLE 3           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................11
         Section 3.1.         Organization and Qualification; Subsidiaries; Investments.................12
         Section 3.2.         Capitalization of the Company and its Subsidiaries........................13
         Section 3.3.         Authority Relative to this Agreement; Recommendation......................14
         Section 3.4.         SEC Reports; Financial Statements.........................................14
         Section 3.5.         Offer Documents; Proxy Statement..........................................15
         Section 3.6.         Consents and Approvals; No Violations.....................................15
         Section 3.7.         No Default................................................................16
         Section 3.8.         No Undisclosed Liabilities; Absence of Changes............................16
         Section 3.9.         Litigation................................................................18
         Section 3.10.        Compliance with Applicable Law............................................18
         Section 3.11.        Employee Benefit Plans; Labor Matters.....................................19
         Section 3.12.        Environmental Laws and Regulations........................................20
         Section 3.13.        Taxes.....................................................................21
         Section 3.14.        Intellectual Property.....................................................23
         Section 3.15.        Certain Contract Matters..................................................28
         Section 3.16.        Insurance.................................................................28
         Section 3.17.        Certain Business Practices................................................28
         Section 3.18.        Product Warranties........................................................29
         Section 3.19.        Suppliers and Customers...................................................29
         Section 3.20.        Vote Required.............................................................29
         Section 3.21.        Opinion of Financial Adviser..............................................29

                                       i


         Section 3.22.        Brokers...................................................................29
         Section 3.23.        Disclosure................................................................29

ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..............................30
         Section 4.1.         Organization..............................................................30
         Section 4.2.         Authority Relative to this Agreement......................................30
         Section 4.3.         SEC Reports; Financial Statements.........................................31
         Section 4.4.         Offer Documents; Proxy Statement..........................................31
         Section 4.5.         Consents and Approvals; No Violations.....................................32
         Section 4.6.         Brokers...................................................................32
         Section 4.7.         No Prior Activities.......................................................32

ARTICLE 5           COVENANTS...........................................................................33
         Section 5.1.         Conduct of Business of the Company........................................33
         Section 5.2.         Preparation of the Proxy Statement........................................35
         Section 5.3.         Other Potential Acquirers.................................................35
         Section 5.4.         Meeting of Stockholders...................................................37
         Section 5.5.         Access to Information.....................................................37
         Section 5.6.         Certain Filings; Reasonable Efforts.......................................38
         Section 5.7.         Public Announcements......................................................39
         Section 5.8.         Indemnification and Directors' and Officers' Insurance....................39
         Section 5.9.         Notification of Certain Matters...........................................40
         Section 5.10.        Additions to and Modification of Company Disclosure Schedule..............40
         Section 5.11.        Officers..................................................................40

ARTICLE 6           CONDITIONS TO CONSUMMATION OF THE MERGER............................................41
         Section 6.1.         Conditions to Each Party's Obligations to Effect the Merger...............41
         Section 6.2.         Conditions to the Obligations of Parent and Purchaser.....................41
         Section 6.3.         Conditions to the Obligations of the Company..............................41

ARTICLE 7           TERMINATION; AMENDMENT; WAIVER......................................................42
         Section 7.1.         Termination...............................................................42
         Section 7.2.         Effect of Termination.....................................................43
         Section 7.3.         Fees and Expenses.........................................................43
         Section 7.4.         Amendment.................................................................44
         Section 7.5.         Extension; Waiver.........................................................44

ARTICLE 8           MISCELLANEOUS.......................................................................45
         Section 8.1.         Nonsurvival of Representations and Warranties.............................45
         Section 8.2.         Entire Agreement; Assignment..............................................45
         Section 8.3.         Validity..................................................................45
         Section 8.4.         Notices...................................................................45
         Section 8.5.         Governing Law.............................................................46
         Section 8.6.         Descriptive Headings......................................................46
         Section 8.7.         Parties in Interest.......................................................46


                                       ii


         Section 8.8.         Certain Definitions.......................................................46
         Section 8.9.         Personal Liability........................................................47
         Section 8.10.        Specific Performance......................................................47
         Section 8.11.        Counterparts..............................................................47


                                TABLE OF EXHIBITS

Exhibit A..................Form of Certificate of Merger

                             TABLE OF DEFINED TERMS

                                                                  Cross Reference
Term                                                                in Agreement                    Page
----                                                              ----------------                  ----
affiliate.........................................................Section 8.8(a)......................46
Agreement ........................................................Preamble.............................1
business day......................................................Section 8.8(b)......................46
Business System...................................................Section 3.14(o)(i)..................27
capital stock.....................................................Section 8.8(c)......................47
Certificate of Merger.............................................Section 2.2..........................6
Certificates......................................................Section 2.10(b)......................9
Closing Date......................................................Section 2.3..........................7
Closing...........................................................Section 2.3..........................7
Company Disclosure Schedule.......................................Section 3...........................12
Company Permits...................................................Section 3.10........................18
Company...........................................................Preamble.............................1
Company SEC Reports...............................................Section 3.4(a)......................14
Company Securities................................................Section 3.2(a)......................13
Company Stock Option Agreement....................................Preamble.............................1
Company Stockholders'Meeting......................................Section 3.5.........................15
Copyrights........................................................Section 3.14(a).....................23
Delaware Law......................................................Preamble.............................1
Dissenting Shares.................................................Section 2.9(a).......................8
Effective Time....................................................Section 2.2..........................7
Employee Plans....................................................Section 3.11(a).....................19
Employment Agreements.............................................Preamble.............................2
Environmental Claim...............................................Section 3.12(a).....................20
Environmental Laws................................................Section 3.12(a).....................20
ERISA Affiliate...................................................Section 3.11(a).....................19
ERISA.............................................................Section 3.11(a).....................19
excess parachute payments.........................................Section 3.13(l).....................22
Exchange Act......................................................Section 1.1(a).......................2
Exchange Agent....................................................Section 2.10(a)......................9
Final Date........................................................Section 7.1.........................42
Financial Advisor.................................................Section 1.2(a).......................4
Governmental Entity...............................................Section 3.6.........................16
HSR Act...........................................................Section 3.6.........................16
Inbound License Agreements........................................Section 3.14(e).....................24
incentive stock options...........................................Section 2.11(a).....................10
include...........................................................Section 8.8(e)......................47
Indemnified Liabilities...........................................Section 5.8(a)......................39
Indemnified Persons...............................................Section 5.8(a)......................39
Independent Directors.............................................Section 1.3..........................6
Insurance Policies................................................Section 3.16........................28



                                       v

                                                                  Cross Reference
Term                                                                in Agreement                    Page
----                                                              ----------------                  ----

Insured Parties...................................................Section 5.8(b)......................40
Intellectual Property.............................................Section 3.14(a).....................23
IRS...............................................................Section 3.11(a).....................19
ISO...............................................................Section 2.11(a).....................10
knowledge or known................................................Section 8.8(d)......................47
Lien..............................................................Section 3.2(b)......................13
Material Adverse Effect on Parent.................................Section 4.1(b)......................30
Material Adverse Effect on the Company............................Section 3.1(b)......................12
Merger............................................................Preamble.............................1
Merger............................................................Section 2.1..........................6
Notice of Superior Proposal.......................................Section 5.3(b)......................36
Offer Documents...................................................Section 1.1(c).......................3
Offer.............................................................Preamble.............................1
Offer to Purchase.................................................Section 1.1(c).......................2
Option Plan.......................................................Section 2.11(a).....................10
Options...........................................................Section 2.11(a).....................10
Other Interests...................................................Section 3.1(c)......................12
Outbound License Agreements.......................................Section 3.14(e).....................25
Parent Common Stock...............................................Preamble.............................1
Parent............................................................Preamble.............................1
Parent SEC Reports................................................Section 4.3(a)......................31
Patents...........................................................Section 3.14(a).....................23
Per Share Amount..................................................Preamble.............................1
person............................................................Section 8.8(f)......................47
Proxy Statement...................................................Section 3.5.........................15
Purchaser.........................................................Preamble.............................1
Schedule 14D-1....................................................Section 1.1(c).......................3
Schedule 14D-9....................................................Section 1.2(a).......................4
SEC...............................................................Section 1.1(c).......................3
Securities Act....................................................Section 3.4(a)......................14
Shares............................................................Preamble.............................1
Software..........................................................Section 3.14(l).....................26
Stockholders Agreement............................................Preamble.............................1
subsidiary or subsidiaries........................................Section 8.8(g)......................47
Superior Proposal.................................................Section 5.3(c)......................37
Surviving Corporation.............................................Section 2.1..........................6
Tax or Taxes......................................................Section 3.13(a)(i)..................21
Tax Return........................................................Section 3.13(a)(ii).................21
Third Party Acquisition...........................................Section 5.3(c)......................36
Third Party.......................................................Section 5.3(c)......................37
Trade Secrets.....................................................Section 3.14(a).....................23
Trademarks........................................................Section 3.14(a).....................23
Year 2000 Compliant...............................................Section 3.14(o)(i)..................27

                                       vi

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 14, 1999, is by and among OrCAD, Inc., a Delaware corporation (the "Company"), Cadence Design Systems, Inc., a Delaware corporation ("Parent"), and CDSI Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

                  WHEREAS, the Boards of Directors of the Company, Parent and Purchaser have each determined that it is in the best interests of their respective stockholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in furtherance thereof, it is proposed that Purchaser will make a cash tender offer (the "Offer") to acquire all shares of the issued and outstanding common stock, $.01 par value, of the Company (the "Shares"), for Thirteen Dollars ($13.00) per Share or such higher price as may be paid in the Offer (the "Per Share Amount"), net to the seller in cash; and

                  WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company, Purchaser and Parent have each approved the merger (the "Merger") of Purchaser with and into the Company following the Offer in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, it is also proposed in connection with such acquisition that, upon the terms and subject to the conditions set forth herein, upon consummation of the Merger, each then outstanding Option (as defined below) to purchase one share of common stock, $.01 par value, of the Company, unless otherwise provided herein, shall be converted into an option to purchase that number of shares, or fraction of a share, of the common stock, $.01 per share, of Parent ("Parent Common Stock") having a value (determined as provided herein) equal to the Per Share Amount; and

                  WHEREAS, as an inducement and a condition to Parent's and Purchaser's entering into this Agreement, contemporaneously with the execution and delivery of this Agreement, (i) the Company has entered into a stock option agreement with Parent and Purchaser (the "Company Stock Option"), pursuant to which the Company has granted to Parent or Purchaser, as Parent may designate, an option to purchase Shares upon the terms and subject to conditions set forth in the Company Stock Option and (ii) certain stockholders of the Company have entered into a Stockholders Agreement with Parent and Purchaser (the "Stockholders Agreement"), pursuant to which each such stockholder has, among other things, agreed to tender its Shares in the Offer, granted to Parent a proxy with respect to the voting of such Shares and granted to Parent or Purchaser, as Parent may designate, an option to purchase such Shares, in each case upon the terms and subject to the conditions set forth in the Stockholders Agreement; and

                  WHEREAS, as an inducement to Parent's and Purchaser's entering into this Agreement, contemporaneously with the execution and delivery of this Agreement the Company and Parent have entered into employment agreements with certain senior executive officers of the Company (the "Employment Agreements"); and

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Purchaser hereby agree as follows:

                                   ARTICLE 1.

                                THE TENDER OFFER

                  Section 1.1.  THE OFFER.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 hereof and none of the events set forth in Annex I hereto shall have occurred and be existing, Parent shall cause Purchaser to commence and Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act") the Offer as promptly as practicable, but in no event later than five business days following the execution of this Agreement. Upon the satisfaction of the conditions set forth in Annex I hereto, subject to any extension of the Offer permitted by Section 1.1(d) hereof, Parent and Purchaser will be obligated to accept for payment any Shares validly tendered and not withdrawn. Parent expressly reserves the right from time to time, subject to Sections 1.1 (b) and 1.1(d) hereof, to waive any such condition, to increase the Per Share Amount, or to make any other changes in the terms and conditions of the Offer. The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company or any of its Subsidiaries (as hereinafter defined) will be tendered pursuant to the Offer.

                  (b) Without the prior written consent of the Company, Parent shall not (i) decrease the Per Share Amount or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought,
(iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex
I) to permit the purchase of Shares constituting less than a majority of the number of Shares outstanding, (iv) impose additional conditions to the Offer,
(v) amend any one or more of the conditions set forth in Annex I to broaden the scope of such condition or conditions or (vi) amend any other term of the Offer in any manner adverse to the holders of Shares. Upon the terms and subject to the conditions of the Offer, Purchaser will accept for payment and purchase, as soon as permitted under the terms of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer.

                  (c) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") having only the conditions set forth in Annex I hereto. As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the Securities and

Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer that will comply in all material respects with the provisions of such Schedule 14D-1 and all applicable Federal securities laws, and will include or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents"). Parent and Purchaser agree promptly to correct the Schedule 14D-1 or the Offer Documents if and to the extent that any of them shall have become false or misleading in any material respect (and the Company, with respect to written information supplied by it specifically for use in the Schedule 14D-1 or the Offer Documents, shall promptly notify Parent of any required corrections of such information and shall cooperate with Parent and Purchaser with respect to correcting such information) and to supplement the information provided by it specifically for use in the Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC. Parent and Purchaser shall provide the Company in writing with any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

                  (d) The Offer to Purchase shall provide for an initial expiration date of 20 business days (as defined in Rule 14d-1 under the Exchange
Act) from the date of commencement. Purchaser agrees that it shall not terminate or withdraw the Offer or extend the expiration date of the Offer unless at the expiration date of the Offer the conditions to the Offer described in Annex I hereto shall not have been satisfied or earlier waived. If at the expiration date of the Offer, the conditions to the Offer described in Annex I hereto shall not have been satisfied or earlier waived, Parent may, from time to time extend the expiration date of the Offer until the date such conditions are satisfied or earlier waived and Parent becomes obligated to accept for payment and pay for Shares tendered pursuant to the Offer; provided, however, that the expiration date of the Offer may not be extended beyond September 30, 1999 without the consent of the Company. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the expiration date of the Offer (as it may be extended) for any period required by applicable rules and regulations of the SEC in connection with an increase in the consideration to be paid pursuant to the Offer or any other material development affecting the Offer and (ii) extend the expiration date of the Offer (as it may be extended) for up to ten business days, if on such expiration date the conditions for the Offer described on Annex I hereto shall have been satisfied or earlier waived, but the number of Shares that have been validly tendered and not withdrawn represents less than 90 percent of the then issued and outstanding Shares on a fully diluted basis; provided, however, that the expiration date of the Offer may not be extended beyond September 30, 1999 without the consent of the Company. Parent and Purchaser agree that if all of the conditions to the Offer set forth on Annex A are not satisfied on any scheduled expiration date, then if all such conditions are reasonably capable of being satisfied prior to September 30, 1999, Purchaser shall extend the Offer from time to time (each such individual extension not to exceed 10 Business Days after the previously scheduled expiration date) until such conditions are satisfied or waived; provided, however, that Purchaser shall not be required to extend the Offer beyond August 30, 1999 if, as of such date, the Minimum Condition shall not have been satisfied.

                  Section 1.2.  COMPANY ACTION.

                  (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held on June 14, 1999, at which all of the Directors were present, duly and unanimously: (i) approved and adopted this Agreement and the Company Stock Option and the transactions contemplated hereby and thereby, including the Offer, the Merger, the Employment Agreements and Parent's acquisition of Shares pursuant to the Stockholders Agreement; (ii) recommended that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement and the transactions contemplated hereby, including the Merger; (iii) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company; and (iv) took all action necessary to render the limitations on business combinations contained in Section 203 of Delaware Law inapplicable to this Agreement, the Company Stock Option, the Stockholders Agreement and the transactions contemplated hereby and thereby. The Company further represents and warrants that (x) Alliant Partners (the "Financial Advisor") has rendered to the Company Board a written opinion, dated as of June 14, 1999, to the effect that, subject to the assumptions and limitations set forth therein, $13.00 in cash per Share to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view and
(y) a true and correct copy of such opinion has been delivered to Parent.

                  (b) The Company hereby agrees to file with the SEC, as promptly as practicable after the filing by Parent and Purchaser of the Schedule 14D-1 with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that (i) will comply in all material respects with the provisions of all applicable Federal securities laws and (ii) will include the opinion of the Financial Advisor referred to in Section 1.2(a) hereof. The Company agrees to mail such Schedule 14D-9 to the stockholders of the Company along with the Offer Documents promptly after the commencement of the Offer. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Company Board described in Section 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of Parent and Purchaser, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC. The Company shall provide Parent and Purchaser in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

                  (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish Parent with mailing labels containing the names and addresses of all record holders of Shares, non-objecting beneficial owners list and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish Parent with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Parent or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

                  Section 1.3. DIRECTORS. Promptly upon the purchase by Purchaser of any Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Purchaser, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors which equals the product of the total number of directors on the Company Board (giving effect to the directors appointed or elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or any affiliate of Parent (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its Subsidiaries) bears to the number of Shares outstanding. At each such time, the Company will also cause (i) each committee of the Company Board, (ii) if requested by Parent, the Company Board of each of the Subsidiaries and (iii) if requested by Parent, each committee of such board to include persons designated by Parent constituting the same percentage of each such committee or board as Parent's designees constitute on the Company Board. The Company shall, upon request by Parent, promptly increase the size of the Company Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Company Board in accordance with the terms of this Section 1.3 and shall cause Parent's designees to be so elected. Notwithstanding the foregoing, until the Effective Time (as defined in Section 2.2 hereof) the Company Board shall have at least two directors who are directors on the date hereof and who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the Federal securities laws) of Parent (such directors, the "Independent

Directors"); provided further, that if at any time or from time to time fewer than two Independent Directors remain, the other directors shall elect to the Company Board such number of persons who shall be neither officers of the Company nor designees, shareholders, affiliates or associates of Parent so that the total of such persons and remaining Independent Directors serving on the Company Board is at least two. Any such person elected to the Company Board pursuant to the second proviso of the preceding sentence shall be deemed to be an Independent Director for purposes of this Agreement. Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Parent has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. Parent will supply the Company any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, following the time directors designated by Parent constitute a majority of the Company Board and prior to the Effective Time, the affirmative vote of the Independent Directors shall be required to (i) amend or terminate on behalf of the Company this Agreement or the Company Stock Option Agreement, (ii) exercise or waive any of the Company's rights or remedies hereunder or thereunder, (iii) extend the time for performance of Parent's or Purchaser's obligations hereunder or thereunder or (iv) take any other action required to be taken by the Company Board hereunder or thereunder.

                                    ARTICLE 2

                                   THE MERGER

                  Section 2.1. THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Law, Purchaser shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Purchaser shall cease. At the election of the parties, the Merger may be structured so that the Company shall be merged with and into Purchaser or Parent with the result that Purchaser or Parent shall become the "Surviving Corporation." Parent, as the sole stockholder of Purchaser, hereby approves the Merger and this Agreement.

                  Section 2.2 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.3), a Certificate of Merger substantially in the form of EXHIBIT A (the "Certificate of Merger") shall be duly executed and acknowledged by Purchaser and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the Delaware Law.

The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the Delaware Law or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

                  Section 2.3. CLOSING OF THE MERGER. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in
Article 6, at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California, unless another time, date or place is agreed to in writing by the parties hereto.

                  Section 2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Delaware Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 2.5. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that Article 1 shall be amended to read in full as follows:

                  "The name of the Corporation is OrCAD, Inc."

                  The bylaws of Purchaser in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  Section 2.6. DIRECTORS. The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

                  Section 2.7. OFFICERS. The officers of Purchaser at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                  Section 2.8.  CONVERSION OF SHARES.

                  (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries and (ii) Shares held by Parent, Purchaser or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Purchaser, the

Company or the holder thereof, be canceled and extinguished and be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share. Each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Amount, without interest, upon the surrender of such certificate in accordance with Section 2.10 hereof.

                  (b) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Purchaser shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

                  (c) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Purchaser or any subsidiary of Parent, Purchaser or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock shall be delivered with respect thereto.

                  Section 2.9.  DISSENTERS AND APPRAISAL RIGHTS.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected such holder's demand for appraisal of such holder's Shares in accordance with Delaware Law (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.8(a), but the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

                  (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Shares who demands appraisal of such holder's Shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in Section 2.8(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

                  Section 2.10.  EXCHANGE OF CERTIFICATES.

                  (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to a depository or trust institution of recognized standing selected by Parent and Purchaser (the "Exchange Agent"), for the benefit of holders of Shares funds in amounts and at times necessary for the payments under Section 2.8(a) to which such holders shall be entitled. Such funds shall be invested by the Exchange Agent as directed by Parent. Any net profits resulting from, or interest or income produced by, such investments shall be payable to, or as directed by, Parent.

                  (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive cash pursuant to Section 2.8(a): (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates pursuant hereto. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Amount multiplied by the number of Shares evidenced thereby, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Per Share Amount payable in respect thereof may be paid to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Amount in accordance herewith.

                  (c) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Per Share Amount shall be paid in respect of the Shares evidenced thereby upon the making of an affidavit of that fact by the holder thereof and delivery of a suitable bond or indemnity.

                  (d) There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

                  (e) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of six (6) months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for the Per Share Amount payable in respect of the Shares so held.

                  (f) Neither Parent, Purchaser nor the Company shall be liable to any holder of Shares for cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 2.11.  STOCK OPTIONS.

                  (a) The Company shall take all actions necessary to provide that, except as provided in Sections 2.11(b) and (c) below with respect to options granted under the Company's 1995 Stock Option Plan for Nonemployee Directors (the "Director Option Plan") and the Company's 1991 Non-Qualified Option Plan (the "1991 Option Plan"), upon consummation of the Merger, each then outstanding option to purchase shares of Company common stock (the "General Options") granted under any of the Company's other stock option plans referred to in Section 3.11(a), each as amended (collectively, the "General Option Plans,"" and, together with the Director Option Plan and the 1991 Option Plan, the "Option Plans"), and any and all other outstanding options, stock warrants and stock rights granted pursuant to such stock option plans or otherwise, and in each case, whether or not then exercisable or vested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock, with fractions rounded off to the nearest whole number, equal to the number of Shares subject thereto multiplied by that number of shares, or the fraction of a share, of Parent Common Stock having a fair market value, determined as set forth below, equal to the Per Share Amount; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options" or "ISOs") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                  (b) The Company shall take all actions necessary to provide that, upon consummation of the Merger, each then outstanding option (the "Director Options") to purchase shares of Company common stock granted under the Director Option Plan, whether or not then exercisable or vested, shall, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holder thereof, be canceled and be extinguished and be converted into the right to receive, in cash, the product of (i) the number of shares of Company common stock subject to such Director Option and (ii) the excess of the Per Share Amount over the per share exercise price applicable to such Director Option.

                  (c) The Company shall take all actions necessary to provide that, upon consummation of the Merger, each then outstanding option (the "1991 Options") to purchase shares of Company common stock granted under the 1991 Option Plan, whether or not then exercisable or vested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such 1991 Option, a number of shares of Parent Common Stock, with fractions rounded off to the nearest whole number, equal to the number of Shares subject thereto multiplied by that number of shares, or the fraction of a share, of Parent Common Stock having a fair market value, determined as set forth below, equal to the Per Share Amount; provided, however, that if the holder of any 1991 Option does not consent in writing, prior to the Effective Time, to the foregoing treatment, then each 1991
Option held by such holder, whether or not then exercisable or vested, shall, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holder thereof, be canceled and be extinguished and be converted into the right to receive in cash, the product of (i) the number of shares of Company common stock subject to such 1991 Option and (ii) the excess of the Per Share Amount over the per share exercise price applicable to such 1991 Option.

                  (d) For purposes of this Section 2.11, the fair market value of the Parent Common Stock shall be the average closing price of one share of Parent Common Stock (as reported in the Wall Street Journal) during the five trading days immediately preceding the Closing of the Merger.

                  (e) The Company represents and warrants that all the Option Plans provide that the Company can take the actions contemplated in this Agreement, including, without limitation, those contemplated in Sections 2.11(a), (b) or (c) without obtaining the consent of any holders of Options or Company common stock and without resulting in the acceleration of the exercisability or vesting provisions in effect with respect to such Options.

                  Section 2.12.  THE STOCK PURCHASE PLAN.

                  (a) The Company shall take all actions necessary, including without limitation, the satisfaction of any notice requirements, to provide that each outstanding and valid option or right to purchase shares of Company common stock (the "Rights") granted or provided under the Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") shall be exercised automatically on the day that is five (5) days prior to the date scheduled for the Closing of the Merger which shall constitute the New Purchase Date for purposes of the Stock Purchase Plan. The Company shall also take all actions necessary to terminate the Stock Purchase Plan effective immediately after such New Purchase Date.

                  (b) The Company represents and warrants that the Stock Purchase Plan provides that the Company can take the actions contemplated in this Agreement, including, without limitation, those contemplated in Section 2.12(a), without obtaining the consent of any holders of Rights or Company common stock and without resulting in the acceleration of the exercisability provisions in effect with respect to such Rights.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each of Parent and Purchaser, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure

Schedule") delivered by the Company to Parent (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) that:

                  Section 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; INVESTMENTS.

                  (a) Section 3.1(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Purchaser or Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and its subsidiaries. Section 3.1(a) of the Company Disclosure Schedule identifies all the material subsidiaries of the Company. The Company has no operating subsidiaries other than those incorporated in a state of the United States. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any partnership, joint venture, limited liability company or other business association.

                  (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. Section 3.1(b) of the Company Disclosure Schedule sets forth each jurisdiction in which the Company and each of its subsidiaries is so qualified. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) the Company and its subsidiaries, taken as a whole, (a) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (b) that would reasonably be expected to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (c) Other than the Company's subsidiaries, the Company does not own any equity investment that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries.

                  Section 3.2.  CAPITALIZATION OF THE COMPANY AND ITS
                                SUBSIDIARIES.

                  (a) The authorized capital stock of the Company consists of 16,000,000 shares of common stock, $.01 par value per share, of which, as of June 14, 1999, 9,321,315 Shares were issued and outstanding and 2,000,000 shares of preferred stock, $.01 par value per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of June 14, 1999, 3,973,937 shares of common stock were reserved for issuance upon the exercise of outstanding Options issued pursuant to the Option Plans. Between June 5, 1999 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Options already in existence on such date, and between June 5, 1999 and the date hereof no Options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company,
(iii) no options or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound, or, to the knowledge of the Company, to which any stockholder of the Company is a party or is bound, in either case relating to the voting or registration of any shares of capital stock of the Company.

                  (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no (i) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) except for the Rights, other rights to acquire from the Company or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; PROVIDED, HOWEVER, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 3.13(d) of the Company Disclosure Schedule or that are otherwise not material,

(ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

                  (c) The Company's common stock, $.01 par value per share, constitutes the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

                  Section 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Company Stock Option, to perform its obligations under this Agreement and the Company Stock Option and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Company Stock Option and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Company Stock Option or to consummate the transactions contemplated thereby except the approval and adoption of this Agreement by the holders of at least 67% of the outstanding Shares. This Agreement and the Company Stock Option has been duly and validly executed and delivered by the Company and constitute, assuming the due authorization, execution and delivery hereof and thereof by Parent and Purchaser, valid, legal and binding agreements of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  Section 3.4.  SEC REPORTS; FINANCIAL STATEMENTs.

                  (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since January 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

                  (b) All documents required to be filed as exhibits to the Company SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither the Company nor any of its subsidiaries is in default thereunder, except where any such default has not resulted in and is not reasonably expected to result in any Material Adverse Effect on the Company.

                  (c) The Company has heretofore made available or promptly will make available to Purchaser or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

                  Section 3.5. OFFER DOCUMENTS; PROXY STATEMENT. The Schedule 14D-9 will comply in all material respects with the Exchange Act and the rules and regulations thereunder. Neither the Schedule 14D-9 nor any of the information relating to the Company or its affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule 14D-1 or the Offer Documents will, at the respective times the Schedule 14D-9, the Schedule 14D-1 and the Offer Documents or any amendments or supplements thereto are filed with the SEC and are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The proxy statement to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to stockholders, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Purchaser which is contained in or omitted from any of the foregoing documents.

                  Section 3.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the Delaware Law, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement, the purchase of Shares by Purchaser pursuant to the Offer, the Company Stock Option or the Stockholders Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, materially and adversely affect the business operations of the Company or its ability to consummate the Merger. Neither the execution, delivery and performance of this Agreement by the Company, the purchase of Shares by Purchaser pursuant to the Offer, the Company Stock Option or the Stockholders Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 3.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) except as set forth in Section 3.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clause (ii) or
(iii), for violations, breaches or defaults that would not, individually, result in cost, loss or damage to the Company in excess of Two Hundred and Fifty Thousand Dollars ($250,000), in any individual case, or have a Material Adverse Effect on the Company in the aggregate.

                  Section 3.7. NO DEFAULT. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, will not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since December 31, 1998, there have been no events, changes or effects with respect to the Company or its subsidiaries that have had or reasonably would be expected to have a Material Adverse
Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company
SEC Reports or as set forth in Section 3.8 of the Company Disclosure
Schedule, since December 31, 1998, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) change in the financial condition, properties, business or results of operations of the Company and its subsidiaries, except for those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company;
(ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other purchase by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iv) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (x) loans or advances to employees in connection with business-related travel, (y) loans made to employees consistent with past practices that are not in the aggregate in excess of Fifty Thousand Dollars ($50,000), and (z) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the Purchaser or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or
(x) change by the Company or any of its subsidiaries in its accounting principles, practices or methods. Since December 31, 1998, except as disclosed in the Company SEC Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries, or any grant of stock options, to (a) officers of the Company or any of its subsidiaries or
(b) any employee of the Company or any of its Subsidiaries whose annual cash compensation is Fifty Thousand Dollars ($50,000) or more.

                  Section 3.9. LITIGATION. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 3.9 of the Company Disclosure Schedule, there is no private or government suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their respective directors or officers, in their capacities as such, or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, would reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

                  Section 3.10. COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except (i) that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined in Section 3.12) and (ii) for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and, insofar as reasonably can be foreseen in the future, will not result in any charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company that will equal or exceed One Hundred Thousand Dollars ($100,000) for any single violation or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.11.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Section 3.11(a) of the Company Disclosure Schedule lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company, any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together the "Employee Plans"), excluding Employee Plans under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has made available to Parent a copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of any Employee Plans, ERISA, the Code or any other applicable law, including any liability under Title IV of ERISA, that would have a Material Adverse Effect on the Company.

                  (b) Section 3.11(b) of the Company Disclosure Schedule sets forth a list as of the date hereof of (i) all employment agreements with officers of the Company; (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding Fifty Thousand Dollars ($50,000); (iii) all Options held by consultants; (iv) all severance agreements, programs and policies of the Company with or relating to its employees except such programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company with or relating to its employees that contain change in control provisions whether or not listed in other parts of the Company Disclosure Schedule. The Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

                  (c) Except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

                  (d) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws.

                  (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees, which controversies, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect of the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries except as disclosed in Section 3.11(e) of the Company Disclosure Schedule, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

                  Section 3.12.  ENVIRONMENTAL LAWS AND REGULATIONS.

                  (a) Except as publicly disclosed by the Company in the Company SEC Reports, (i) each of the Company and its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws") except for non-compliances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received written notice of or, to the knowledge of the Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b) Except as disclosed in the Company SEC Reports, there are no Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  Section 3.13.  TAXES.

                  (a)      DEFINITIONS.  For purposes of this Agreement:

                           (i)      the term "Tax" (including "Taxes") means (A)
all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

                           (ii)     the term "Tax Return" means any return,
declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

                  (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, the Company and its subsidiaries have timely filed all material Tax Returns they are required to have filed; and such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

                  (c) The Company and its subsidiaries have paid or adequately provided in the financial statements included in the SEC Reports for all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay, which amounts are not material either individually or in the aggregate.

                  (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

                  (e) All amounts that were required to be collected or withheld by or in respect of the Company or any of its subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly collected or withheld, and all amounts that were required to be remitted to any Tax authority by or in respect of the Company or its subsidiaries have been duly remitted.

                  (f) Neither the Company nor any of its subsidiaries has requested an extension of time to file any Return not yet filed, nor granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

                  (g) Neither the Company nor any of its subsidiaries has taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of the Company or its subsidiaries from any taxable period or portion thereof ending on or before or including the Closing Date to any subsequent taxable period.

                  (h) Neither the Company nor any of its subsidiaries has agreed with any Tax authority or filed an election with any Tax authority to pay or be liable for Taxes of another Person, other than by reason of being a member of an affiliated group (as defined in Section 1504 of the Code) with the Company as the common parent corporation.

                  (i) Neither the Company nor any of its subsidiaries is a party to or bound by any Tax sharing agreement, and has no current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income or franchise Taxes) imposed on lease payments arising from terms that are customary for leases of similar property.

                  (j) The Company has provided to representatives of the Parent copies of all federal and state income and franchise Returns, and other written correspondence (including requests for extension of time to file Returns), filed or submitted by the Company or any of its subsidiaries with or to the relevant taxing authorities with respect to all periods for which the applicable statutes of limitations remain open, and has produced for Parent's inspection all sales tax, use tax, property tax, and other tax and information returns filed by the Company and any of its subsidiaries.

                  (k) There are no excess loss accounts, deferred inter-company gains or losses, or inter-company items, as such terms are defined in the Treasury Regulations, or other similar amounts that will be required to be recognized or otherwise taken into account as a result of the acquisition of the Shares pursuant to this Agreement.

                  (l) Except as set forth in Section 3.13(l) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

                  Section 3.14.  INTELLECTUAL PROPERTY.

                  (a) Section 3.14(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether register or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing)(collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered)(collectively "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

                  (b)      TRADEMARKS.

                           (i)      All Trademark  registrations  are currently
in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Trademark in question.

                           (ii)     No registered  Trademark has been within the
last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

                           (iii)    To the  knowledge of the Company and its
subsidiaries, there has been no prior use of any material Trademark by any third party which would confer upon said third party superior rights in any such Trademark.

                           (iv)     All material Trademarks  registered in the
United States have been in continuous use by the Company or its subsidiaries.

                           (v)      The Company and its subsidiaries have
adequately policed the Trademarks against third party infringement; and the material Trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

                  (c)      Patents.

                           (i)      All Patents are currently in compliance
with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

                           (ii)     No Patent has been or is now involved in
any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

                           (iii)    To the  Company's  knowledge,  there is no
patent or patent application of any person that conflicts in any material respect with any Patent.

                  (d)      Trade Secrets.

                           (i)      The Company has taken reasonable steps in
accordance with normal industry practice to protect the Company's rights in confidential information and Trade Secrets of the Company.

                           (ii)     Without limiting the generality of Section
3.14(d)(i) and except as would not be materially adverse to the Company or its business, the Company enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company all rights to any Intellectual Property rights relating to the Company's business and that otherwise appropriately protect the Intellectual Property of the Company, and, except under confidentiality obligations, there has been no disclosure by the Company or any subsidiary of material confidential information or Trade Secrets.

                  (e)      LICENSE AGREEMENTS.

                           Section 3.14(e)(1) of  the Company  Disclosure
Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property other than office automation software used generally in the Company's or any of its subsidiaries' operations and other software that is not used in connection with the design, development, use, maintenance and support, testing, assembly and manufacture of the Company's or any such subsidiary's products and is commercially available on reasonable terms to any person for a license fee of no more than Five Thousand Dollars ($5,000) (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder. Section 3.14(e)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed Seventy-Five Thousand Dollars ($75,000) (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

                  (f) OWNERSHIP; SUFFICIENCY OF IP ASSETS. The Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Section 3.14(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered copyrights and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior thereto.

                  (g) PROTECTION OF IP. The Company has taken reasonable steps to protect the Intellectual Property of the Company and its subsidiaries. The Company has a policy to secure valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Intellectual Property of the rights to such contributions that the Company does not already own by operation of law. All use, disclosure, or appropriation of Intellectual Property owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation of Intellectual Property not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

                  (h) NO INFRINGEMENT BY THE COMPANY. The products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including without limitation, any Intellectual Property of any third party.

                  (i) NO PENDING OR THREATENED INFRINGEMENT CLAIMS OR RESTRICTIONS ON USE. Except and to the extent publicly disclosed in the Company SEC Reports, no litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to the Company's knowledge, no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (A) alleging that the Company or any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedules pursuant to this Section 3.14, no Intellectual Property owned or licensed by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person. Neither the Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business.

                  (j) NO INFRINGEMENT BY THIRD PARTIES. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in
Section 3.14(j) of the Company Disclosure Schedule, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

                  (k) ASSIGNMENT; CHANGE OF CONTROL. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under the License Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

                  (l) SOFTWARE. The Software (as defined below) owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 3.14(l) of the Company Disclosure Schedule, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials or development environments obtained by the Company or any of its subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this Section 3.14(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (m) PERFORMANCE OF EXISTING SOFTWARE PRODUCTS. The Company's and its subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 3.14(m) of the Company Disclosure Schedule perform in all material respects, free of significant bugs or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company on which such customers relied when licensing or otherwise acquiring such products.

                  (n) DOCUMENTATION. The Company and its subsidiaries have taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

                  (o)      YEAR 2000 COMPLIANCE.

                           (i)      Except as set forth in Section 3.14(o) of
the Company Disclosure Schedule, all of the Company's and its subsidiaries' material products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Section 3.14(o) of the Company Disclosure Schedule, (A) all of the Company's and its subsidiaries' material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998; (B) all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Compliant. Except as set forth on Section 3.14(o) of the Company Disclosure Schedule, the current versions of the Company's and its subsidiaries' software and all other Intellectual Property may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

                           (ii)      To the knowledge of the Company,  none of
the Company's products and the conduct of the Company's business with customers and suppliers will be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. To the knowledge of the Company and except as set forth on Section 3.14(o) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

                  Section 3.15.  CERTAIN CONTRACT MATTERS.

                  (a) Section 3.15 (a) of the Company Disclosure Schedule sets forth each oral or written (i) distributor, VAR (value added reseller), sales representative or similar agreement to which the Company is a party, other than any such agreement which is subject to termination by the Company, without penalty or cost (other than the cost of return of unsold products) in excess of $10,000, upon notice of 90 days or less; (ii) OEM agreement to which the Company is a party, and which has a remaining term in excess of 90 days, other than any such agreement referred to in clause (ii) pursuant to which total sales by the Company in the year ended December 31, 1998 were less than $100,000 and anticipated sales during calendar year 1999 are less than such amount; (iii) other contract or commitment in which the Company or any of its subsidiaries has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or service, any group of products or services or any territory; and (iv) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses with any other party.

                  (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, the Company is not a party to, or bound by, any agreement which restricts its ability to engage in business, or compete with any person, in any product line or line of business in any place in the world.

                  Section 3.16. INSURANCE. Each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

                  Section 3.17. CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  Section 3.18. PRODUCT WARRANTIES. Section 3.18 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products. There have not been any material deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products.

                  Section 3.19. SUPPLIERS AND CUSTOMERS. The documents and information supplied by the Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any of the five
(5) largest suppliers or the five (5) largest customers of the Company and its subsidiaries.

                  Section 3.20. VOTE REQUIRED. The affirmative vote of the holders of sixty seven percent (67%) of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

                  Section 3.21. OPINION OF FINANCIAL ADVISER. The Financial Advisor has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the Per Share Amount is fair, from a financial point of view, to the holders of Shares.

                  Section 3.22. BROKERS. No broker, finder or investment banker (other than the Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Purchaser or Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  Section 3.23. DISCLOSURE. None of the representatives or warranties made by the Company herein or in any schedule hereto, including the Company Disclosure Schedule, or in any certificate furnished by the Company pursuant to this Agreement, or in the Company SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF

                              PARENT AND PURCHASER

                  Parent and Purchaser hereby represent and warrant to the Company as follows:

                  Section 4.1.  ORGANIZATION.

                  (a) Each of Parent and Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, respectively, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and bylaws as currently in full force and effect, of Parent and Purchaser.

                  (b) Each of Parent and Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Purchaser the term "Material Adverse Effect on Parent" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) Parent and its subsidiaries, taken as a whole, (a) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business (financial or otherwise) of Parent and its subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (i) changes in general economic conditions or changes affecting the industry in which Parent operates, (ii) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, (iii) the public announcement or pendency of the transactions contemplated hereby on current or prospective customers or revenues of the Parent (provided that such effect is direct and that Parent shall have the burden of proving such direct effect), or (iv) any action or inaction required of Parent by the Company under this Agreement, or (b) that would reasonably be expected to prevent or materially delay or impair the ability of Parent and Purchaser to consummate the transactions contemplated by this Agreement.

                  Section 4.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Company Stock Option, to perform its obligations under this Agreement and the Company Stock Option and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Company Stock Option and the consummation of the transactions contemplated thereby have been duly and validly authorized by the boards of directors of Parent and Purchaser and by Parent as the sole stockholder of Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement and the Company Stock Option or to consummate the transactions contemplated hereby. This Agreement and the Company Stock Option have been duly and validly executed and delivered by each of Parent and Purchaser and constitute, assuming the due authorization, execution and delivery hereof and thereof by the Company, valid, legal and binding agreements of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  Section 4.3.  SEC REPORTS; FINANCIAL STATEMENTS.

                  (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since December 31, 1997, each of which, complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

                  (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act.

                  Section 4.4. OFFER DOCUMENTS; PROXY STATEMENT. None of the information supplied by Parent or Purchaser, its officers, directors, representatives, agents or employees, for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. Neither the Offer

Documents nor any amendments thereof or supplements thereto will, at any time the Offer Documents or any such amendments or supplements are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Purchaser do not make any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 4.5. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the Delaware Law, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Purchaser of this Agreement or the Company Stock Option or the consummation by Parent or Purchaser of the transactions contemplated hereby or thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement or the Company Stock Option by Parent or Purchaser nor the consummation by Parent or Purchaser of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws of Parent or Purchaser, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Purchaser or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Purchaser or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 4.6. BROKERS. No broker finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

                  Section 4.7. NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Purchaser has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                    ARTICLE 5

                                    COVENANTS

                  Section 5.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement seek, to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent and Purchaser:

                  (a) amend its Certificate or Articles of Incorporation or bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to options granted under the Option Plans prior to the date hereof and Rights that are vested in the Stock Purchase Plan on or prior to the New Purchase Date (as set forth in Section 2.12);

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

                  (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary;

                  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by law, (i) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, (ii) except for increases for employees other than officers of the Company, in the ordinary course of business consistent with past practice, and after having delivered five days prior notice thereof to Parent, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), or (iii) hire or retain any new officer or director level employee;

                  (h) acquire, sell, license, lease or dispose of any assets in any single transaction or series of related transactions, other than sales of its products in the ordinary course of business consistent with past practices;

                  (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

                  (j) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

                  (k)(i) acquire (by merger, consolidation or purchaser of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; (v) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or distribution rights with respect to any of the products or technology of the Company or any of its subsidiaries; or (vi) authorize any new capital expenditure or expenditures that individually is in excess of Twenty-Five Thousand Dollars ($25,000) or in the aggregate are in excess of Two Hundred Fifty Thousand Dollars ($250,000); PROVIDED that nothing in the foregoing clause (vi) shall limit any capital expenditure required pursuant to existing customer contracts;

                  (l) make any tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole;

                  (m) commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith, after consultation with Parent prior to such commencement, determines that failure to commence suit would have a Material Adverse Effect on the Company, or (iii) for a breach of this Agreement;

                  (n) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would have a Material Adverse Effect on the Company;

                  (o) commence any material software development project or terminate any material software development project that is currently ongoing, in either case except pursuant to the terms of existing contracts with customers or except as contemplated by the Company's project development budget previously provided to Parent; or

                  (p) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(o) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

                  Section 5.2. PREPARATION OF PROXY STATEMENT. As promptly as practicable after the consummation of the Offer, and if required by the Exchange Act or Delaware Law, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. The Proxy Statement shall contain the recommendation of the Company Board that the Company's stockholders approve this Agreement and the Merger.

                  Section 5.3. OTHER POTENTIAL ACQUIRERS.

                  (a) The Company, its affiliates (as reasonably determined by the Company) and their respective officers and other employees with managerial responsibilities, directors, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). Neither the Company nor any of its affiliates (as reasonably determined by the Company) shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Purchaser or any designees of Parent and Purchaser) concerning any Third Party Acquisition; PROVIDED, HOWEVER, that nothing herein shall prevent the Company Board from (i) taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer; and (ii) conducting such "due diligence" inquiries (which shall be in writing to the extent possible) in response to any Third Party Acquisition proposal as the Company Board determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, may be required in order to comply with its fiduciary duties. The Company shall promptly notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise Parent from time to time of the status and any material developments concerning the same, including the nature and content of any "due diligence" inquiries made by it concerning any such proposal and furnishing copies of any such written inquiries.

                  (b) Except as set forth in this Section 5.3(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (as defined in subsection (c) below), but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five (5) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; PROVIDED, HOWEVER, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 7.1 and the Company has paid all amounts due to Parent pursuant to Section 7.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, PROVIDED that such disclosure states that no action will be taken by the Company Board in violation of this Section 5.3(b).

                  (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser or any affiliate thereof (a

"Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 20% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise for a consideration higher than the Per Share Amount and on terms that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

                  Section 5.4. MEETING OF STOCKHOLDERS. Following the consummation of the Offer, the Company shall promptly take all action necessary in accordance with Delaware Law and the Restated Certificate and By-Laws to convene a meeting of the stockholders of the Company, if such meeting is required in order to accomplish the Merger. The stockholder vote required for approval of the Merger will be sixty seven percent (67%) of the outstanding shares of common stock of the Company. The Company shall use its commercially reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote of stockholders required by Delaware Law to effect the Merger. Notwithstanding the foregoing, if Purchaser or any other subsidiary of Parent shall acquire at least 90 percent of the outstanding common stock of the Company, and provided that the conditions set forth in Article 6 shall have been satisfied or waived, the Company shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without the approval of the stockholders of the Company, in accordance with
Section 253 of Delaware Law.

                  Section 5.5.  ACCESS TO INFORMATION.

                  (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request.

                  (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (1) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with June 1999), an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and cash flows, and (2) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, all of such financial statements referred to in clauses (1) and (2) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

                  (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated April 21, 1999.

                  Section 5.6.  CERTAIN FILINGS; REASONABLE EFFORTS.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties (including those consents identified on Schedule 3.6 of the Company Disclosure Schedule) and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

                  (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

                  Section 5.7. PUBLIC ANNOUNCEMENTS. Parent, Purchaser and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Purchaser or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 5.3(b)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this Agreement and the Merger shall be a joint press release agreed upon by Parent and the Company.

                  Section 5.8. INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred in accordance with the terms and provisions of the bylaws, restated certificate of incorporation and any applicable indemnification agreement, all as in effect on the date hereof), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make Parent, Purchaser, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section
5.8 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 5.8 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.8 and may specifically enforce its terms. This Section 5.8 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

                  (b) For a period of three years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; PROVIDED, HOWEVER, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium); PROVIDED FURTHER, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

                  (c) The provisions of this Section 5.8 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 5.8.

                  Section 5.9. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Purchaser, and Parent and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.9 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.10. ADDITIONS TO AND MODIFICATION OF COMPANY DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Purchaser such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; PROVIDED, HOWEVER, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 3, nor limit the rights and remedies of Parent and Purchaser under this Agreement for any breach by the Company of such representation and warranties.

                  5.11 OFFICERS. Promptly upon the purchase by Purchaser of Shares pursuant to the Offer representing at least a majority of the outstanding Shares, the Company shall make, or cause to be made, such changes in the officers of the subsidiaries of the Company as may be requested by the Parent.

                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer;

                  (b) The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by Delaware Law; and

                  (c) No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

                  (d) Any waiting period applicable to the Merger under the HSR Act shall have expired or have been terminated and all approvals of and consents to the Merger required under applicable foreign antitrust or competition laws shall have been obtained and be in full force and effect.

                  Section 6.2. CONDITIONS TO THE OBLIGATIONS OF PARENT AND PURCHASER. The respective obligations of Parent and Purchaser to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of the Company set forth herein shall be true and correct in all material respects, in each case as if such representations and warranties were made at the Effective Time; and

                  (b) The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of the Company to be performed or complied with by it under this Agreement at or prior to the Effective Time.

                  Section 6.3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Parent and Purchaser set forth herein shall be true and correct in all material respects, in each case as if such representations and warranties were made at the Effective Time; and

                  (b) Parent and Purchaser shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Effective Time.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

                  Section 7.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

                  (a) by mutual written consent of Parent, Purchaser and the Company;

                  (b) by Parent and Purchaser or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by October 31, 1999 (the "Final Date"); PROVIDED that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by the Company (i) if the Company has approved a Superior Proposal in accordance with Section 5.3(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee (as defined below); or (ii) if Parent or Purchaser shall have terminated the Offer or the Offer expires without Parent or Purchaser, as the case may be, purchasing any Shares pursuant thereto; or (iii) if Parent or Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach or failure to perform is incapable of being cured or has not been cured by the earlier of (x) ten business days following written notice thereof to Parent from the Company and (y) the scheduled expiration of the Offer; or (iv) if the Offer shall not have expired or been terminated on or before August 30, 1999; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c) if the Company is in material breach of this Agreement.

                  (d) by Parent and Purchaser: (i) if prior to the purchase of the Shares pursuant to the Offer, the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, this Agreement, the Merger, the Company Stock Option or the
Stockholders Agreement or shall have approved a Third Party Acquisition; provided, that neither Parent nor Purchaser shall be entitled to terminate this Agreement pursuant to this Section 7.1(d) solely as a result of the Company or the Company Board making such disclosure to the Company's stockholders as, in good faith judgment of the Company Board, after receiving advice from outside counsel, is required under applicable law; or (ii) if Parent or Purchaser shall have terminated the Offer without Parent or Purchaser purchasing any Shares thereunder, or (iii) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex I hereto, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; or (iv) if there shall have occurred a Third Party Acquisition; or (v) if the Company, or any of the Company's officers, directors, employees, representatives or agents, shall take any of the actions described in the second sentence of Section 5.3(a) hereof, other than the proviso thereto; or (vi) if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement which breach or failure to perform is incapable of being cured or has not been cured by the earlier of (x) ten business days following written notice thereof to the Company from Parent and (y) the scheduled termination of the Merger Agreement (except to the extent that the aggregate of all breaches thereof do not constitute a Material Adverse Effect on the Company and do not otherwise materially and adversely affect the consideration to be paid by Purchaser in the Offer or the benefits expected to be received by Parent under this Agreement); or (vii) if the Offer shall not have expired or been terminated on or before August 30, 1999; provided that Parent or Purchaser may not terminate this Agreement pursuant to clause (ii) or (vii) of this Section 7.1(d) if the Parent or Purchaser is in material breach of this Agreement.

                  Section 7.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.5(c) and 7.3 hereof. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

                  Section 7.3.  FEES AND EXPENSES.

                  (a) In the event that this Agreement shall be terminated pursuant to:

                           (i)      Section 7.1(c)(i) or 7.1(d)(i), (iv), (v)
                           or (vi);

                           (ii)     Section 7.1(c)(ii) or (iv) or 7.1(d)(ii) or
                           (vii) and each of the following shall exist or occur, as the case may be, (y) at the time of termination of the Offer or (in the case of Section 7.1(d)(vii)) August 30, 1999 there shall be outstanding an offer by a Third Party to consummate, or a third party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and (z) within nine (9) months from the date of such termination, a Third Party Acquisition (provided, however, that for purposes of this Section 7.3(a)(ii)(z) only, clause (vi) of the definition of the term Third
                           Party Acquisition shall not apply to a transaction in which the composition of a majority of the Company Board remains unchanged) shall occur or the Company shall have entered into a definitive agreement with respect to such a Third Party Acquisition;

Parent and Purchaser would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Purchaser for such damages the Company shall pay to Parent the amount of Four Million Dollars ($4,000,000) as liquidated damages immediately upon the occurrence of the event described in this Section 7.3(a) giving rise to such damages (the "Termination Fee"). It is specifically agreed that the amount to be paid pursuant to this Section 7.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

                  (b) Upon the termination of this Agreement under circumstances in which the Termination Fee is payable to Purchaser pursuant to
Section 7.3(a), in addition to any other remedies that Parent, Purchaser or their affiliates may have as a result of such termination, the Company shall reimburse (up to an aggregate maximum of One Million Dollars ($1,000,000) Purchaser and Parent, upon submission of one or more statements therefor, accompanied by reasonable supporting documentation, for the amount of all documented costs, fees and expenses reasonably incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including filing fees, and fees payable to printers, counsel and accountants) (the "Expenses").

                  (c) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                  Section 7.4. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Purchaser at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

                  Section 7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or
(iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 8

                                  MISCELLANEOUS

                  Section 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

                  Section 8.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule and the Letter), (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Purchaser may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

                  Section 8.3. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

                  Section 8.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

              if to Parent or Purchaser:  Cadence Design Systems, Inc.
                                          2655 Seely Road, Bldg. 5
                                          San Jose, CA 95134
                                          Telecopier: 408-944-6855
                                          Attention: General Counsel
              with a copy to:             Gibson, Dunn & Crutcher LLP
                                          333 South Grand Avenue
                                          Los Angeles, CA 90071
                                          Telecopier: 213-229-6159
                                          Attention: Andrew E. Bogen

              if to the Company to:       OrCAD, Inc.
                                          9300 SW Nimbus Avenue
                                          Beaverton, OR 97008
                                          Telecopier: 503-671-9502
                                          Attention: President

              with a copy to:             Ater Wynne LLP
                                          222 S.W. Columbia Street, Suite 1800
                                          Portland, OR 97201
                                          Telecopier: 503-226-0079
                                          Attention: William C. Campbell

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  Section 8.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                  Section 8.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 8.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 5.8 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 8.8. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

                  (a) "affiliate" means (except as otherwise provided herein) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

                  (b) "business day" means any day other than a day on which the NYSE is closed;

                  (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

                  (d) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Parent, as the case may be;

                  (e) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity; and

                  (g) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the Company Board or other governing body of such corporation or other legal entity.

                  Section 8.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Purchaser or any officer, director, employee, agent, representative or investor of any party hereto.

                  Section 8.10. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; PROVIDED, HOWEVER, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a), (b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

                  Section 8.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          CADENCE DESIGN SYSTEMS,  INC.

                                          By:  /s/ H. Raymond Bingham
                                              --------------------------------
                                          Name:  H. Raymond Bingham
                                          Title: President & CEO

                                          ORCAD, INC.

                                          By:  /s/ Michael F. Bosworth
                                              --------------------------------
                                          Name:  Michael F. Bosworth
                                          Title: President & CEO

                                          CDSI ACQUISITION CORPORATION

                                          By:  /s/ H. Raymond Bingham
                                              --------------------------------
                                          Name:  H. Raymond Bingham
                                          Title: President & CEO

                                     ANNEX I

                            Conditions to the Offer.

                  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Parent's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Shares and (except as provided in this Agreement) amend or terminate the Offer as to any Shares not then paid for if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Company common stock which represents at least sixty seven percent (67%) of the aggregate of (i) the number of shares of Company common stock then outstanding and (ii) the number of shares of Company common stock that are, or will, prior to the scheduled closing of the Merger, become, subject to issuance upon the exercise of options (the "Minimum Condition") or
(ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or all approvals of and consents to this Agreement, the Company Stock Option Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby that are required under applicable foreign antitrust or competition laws shall not have been obtained prior to the expiration of the Offer or be in full force and effect at such expiration or (iii) at any time after the date of this Agreement and before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following events shall occur and be continuing or conditions exists:

                  (a) there shall be an injunction or other order, decree, judgment or ruling issued by a Governmental Entity of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been enacted, promulgated or taken by a Governmental Entity of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger or the performance of the other transactions contemplated by this Agreement, the Company Stock Option or the Stockholders Agreement, (ii) prohibits or restricts the ownership or operation by Parent (or any of its affiliates or subsidiaries) of any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, or compels Parent (or any of its affiliates or subsidiaries) to dispose of or hold separate any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, (iii) imposes material limitations on the ability of Parent effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by Parent on all matters properly presented to the stockholders of the Company or
(iv) imposes any material limitations on the ability of Parent or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its subsidiaries; or


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


                  (b) this Agreement shall have been terminated by the Company or Parent in accordance with its terms or any event shall have occurred which gives Parent or Purchaser the right to terminate this Agreement or not consummate the Merger; or

                  (c) there shall have occurred any event that, individually or when considered together with any other matter, has or has had a Material Adverse Effect on the Company; or

                  (d) the representations and warranties of the Company set forth in this Agreement shall not be true and correct (except to the extent that the aggregate of all breaches thereof do not constitute a Material Adverse Effect on the Company and do not otherwise materially and adversely affect the consideration to be paid by Purchaser in the Offer or the benefits expected to be received by Parent under this Agreement) in each case as if such representations and warranties were made at the time of such determination; or

                  (e) the Company shall have failed to perform in any material respect any obligation or to comply (except to the extent that the aggregate of all breaches thereof do not constitute a Material Adverse Effect on the Company and do not otherwise materially and adversely affect the consideration to be paid by Purchaser in the Offer or the benefits expected to be received by Parent under this Agreement) with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

                  (f) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or the over-the-counter market (other than a shortening of trading hours or any coordinated trading halt for less than 24 hours triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by an government or Governmental Entity, on the extension of credit by banks or other lending institutions, (iv) a commencement, or a material acceleration or worsening, of a war or armed hostilities or other national calamity directly involving the United States and resulting in a significant disruption of world commerce, or (v) the average of the closing prices of the Standard & Poor's 500 Index for any twenty (20) consecutive trading days shall be twenty (20%) percent or more below the closing price of such index as of the last trading day immediately preceding the date of this Agreement; or

                  (g) the Company Board (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its approval or recommendation of this Agreement, the Company Stock Option Agreement or the Stockholders Agreement or the transactions contemplated hereby or thereby, including the Offer or the Merger, (ii) recommended a Third Party Acquisition or (iii) shall have adopted any resolution to effect any of the foregoing; provided, that the foregoing shall not apply solely as a result of the Company or the Company Board making such disclosure to the Company's stockholders as, in good faith judgment of the Company Board, after receiving advice from outside counsel, is required under applicable law; or

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


                  (h) any Person or Group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired beneficial ownership of twenty percent (20%) or more of the outstanding Company common stock; or

                  (i) any party to the Stockholders Agreement other than the Purchaser and Parent shall have breached or failed to perform any of its agreements under such agreement or breached any of its representations and warranties in such agreement or any such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Purchaser under this Agreement or the Stockholders Agreement; which, in the reasonable judgment of Parent with respect to each and every matter referred to above and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger; or

                  (j) there shall not have occurred or been threatened the loss of one or more of the employee(s) who, substantially concurrently herewith, are entering into Employment Agreements that would result in a Material Adverse Effect on the Company, whether pursuant to a breach or anticipated breach, of any such Employment Agreement, or otherwise.

                  The foregoing conditions are for the sole benefit of Parent and may be asserted by Purchaser regardless of the circumstances giving rise to any such conditions and, subject to the terms of the Merger Agreement, may be waived by Purchaser in whole or in part at any time and from time to time, in each case, in the exercise of the good faith judgment of Purchaser and subject to the terms of this Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


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